FORM OF
                                                  AMENDMENT NO. 2 TO
                                             SUB-ADMINISTRATION AGREEMENT

This Amendment dated as of September 20, 1999, is entered into by GABELLI FUNDS, LLC. (the "Adviser") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group") (formerly known as The Shareholder Services Group, Inc.).

         WHEREAS,  the  Adviser  and  Investor  Services  Group  entered  into a
Sub-Administration   Agreement   dated  as  of  May  1,  1995  (as  amended  and
supplemented, the "Agreement");

WHEREAS, the Adviser and Investor Services Group wish to amend certain terms of the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

I. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

         II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.


         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                                     GABELLI FUNDS, LLC.


                         By: __________________________


                          FIRST DATA INVESTOR SERVICES
                                   GROUP, INC.


                         By: __________________________



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                                                       EXHIBIT A

         The Gabelli Equity Trust Inc.
         The Gabelli Value Fund Inc.
         The Gabelli Growth Fund
         The Gabelli Asset Fund
         The Gabelli Money Market Funds
                  The Gabelli U.S. Treasury Money Market Fund
         Gabelli Capital Series Funds, Inc.
                  Gabelli Capital Asset Fund
         Treasurers Fund
                  Domestic Prime Money Market Portfolio
                  U.S. Treasury Money market Portfolio
                  Tax Exempt Money Market Portfolio
         Gabelli Global Series Funds, Inc.
                  Global Telecommunications Fund
                  Global Interactive Couch Potato Fund
                  Global Convertible Securities Fund
                  Global Opportunity Fund
         Gabelli/Westwood Funds
                  Equity Fund
                  Balanced Fund
                  Intermediate Bond Fund
                  Small Cap Equity Fund
                  Realty Fund
                  Mighty Mites Fund
         Gabelli Equity Series Funds, Inc.
                  The Gabelli Equity Income Fund
                  The Gabelli Small Cap Growth Fund
         The Gabelli Gold Fund, Inc.
         Gabelli International Growth Fund, Inc.
         The Gabelli Convertible Securities Fund, Inc.
         Gabelli Investors Funds, Inc.
         The Gabelli ABC Fund
         The Gabelli Utility Trust
         The Gabelli Global Multimedia Trust, Inc.
         The Gabelli Blue Chip Growth Fund
         The Gabelli Utilities Fund
         The Gabelli Mathers Fund